SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to 240.14a-11(C) or 240,14a-12

                            Wellco Enterprises, Inc.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(I)(2) or Item 22(a)(2) of
Schedule 14A
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date filed:

                            WELLCO ENTERPRISES, INC.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786


                                October 17, 1995


                            NOTICE OF ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS


The annual meeting of stockholders of Wellco Enterprises, Inc. will be held in the cafeteria of the Company's Waynesville, North Carolina, plant, located at 150 Westwood Circle, on Tuesday, November 14, 1995, at 3:00 P.M., EST, for the purpose of taking action on the election of directors as more particularly described in the accompanying Proxy Statement and such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on October 17, 1995, will be entitled to vote at the meeting. This Notice and the accompanying Proxy Statement are being mailed to stockholders on approximately October 20, 1995.

                                   By Order of the Board of Directors

                                   DAVID LUTZ
                                   SECRETARY


               YOUR VOTE IS IMPORTANT. EVEN IF YOU DO NOT PLAN TO
              ATTEND THE MEETING, PLEASE RETURN YOUR SIGNED PROXY!

Please complete and promptly return your Proxy in the postpaid envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and avoid added proxy solicitation costs.

                            Wellco Enterprises, Inc.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786


                                 PROXY STATEMENT


The accompanying proxy is solicited by the Board of Directors of Wellco Enterprises, Inc. (the "Company") for use at the 1995 Annual Stockholders Meeting of the Company, to be held on November 14, 1995, and at any adjournment thereof. The cost of solicitation will be borne by the Company. Chemical Bank, the transfer agent for the Company, has been retained to assist in obtaining proxies, including proxies from brokerage houses and others with respect to shares registered in their names but beneficially owned by others, by such means as Chemical Bank deems appropriate, at a cost to the Company presently estimated at $3,000.00. Such brokerage houses and others will be reimbursed for their out-of-pocket expenses incurred. Proxies may also be solicited by some directors, officers or employees of the Company, in person or by mail, telephone or telegraph, without extra compensation to them.

The shares represented by the proxies received will be voted at the meeting, or any adjournment thereof. On matters coming before the meeting as to which a choice has been specified by the stockholder by means of the ballot on the proxy, the shares represented will be voted accordingly. If no choice is so specified, the shares will be voted in favor of the matters set forth in the foregoing notice of meeting. Management does not know of any other matters which will be presented for action at the meeting, but the persons named in the accompanying proxy intend to vote or act with respect to any other proposal which may be presented for action, and matters incident to the conduct of the meeting, according to their judgment in light of conditions then prevailing except as to election of substitute nominees for director, as to which proxies will be voted for nominees designated as hereinafter stated. Executed proxies may be revoked by written revocation or later dated proxy delivered to the Secretary prior to or at the meeting. Also, stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire.

Stockholders of record at the close of business on October 17, 1995, will be entitled to vote at the meeting. On that date, there were outstanding 884,806 shares of the Company's common stock. Each stockholder is entitled to one vote for each share of stock on all matters to be presented at the meeting. A plurality vote of the shares represented at the meeting, in person or by proxy, is necessary for the election of each director. Cumulative voting is not available at the meeting.

Coronet Insurance Company (Coronet) and subsidiaries cumulatively own 530,424 shares or 60% of the Company's outstanding stock. For further information concerning such matters please refer to the Security Ownership section.

Stockholders having questions concerning the matters to be considered at the meeting are invited to telephone the Company at (704) 456-3545.

                               BOARD OF DIRECTORS

The Company's Board of Directors consists of nine directors divided into three classes with each class having three directors serving for a term of three years.

Your Board of Directors unanimously recommends the reelection of Messrs. William
M. Cousins, Jr., Clyde Wm. Engle and J. Aaron Prevost as Class I Directors. All of said nominees have consented in writing to serve if elected.

The class, period of service as a director, age and principal occupation for at least the past five years of each nominee for director and each person whose term of office as a director will continue after the meeting are as follows:


NOMINEES FOR ELECTION:

Class I Directors for Term Expiring in 1998:

William M. Cousins, Jr. has been a Director of the Company since 1990 and is 71 years of age. He is President (since 1974) of William M. Cousins, Jr., Inc. (management consultants), a Director (since 1991) of Alba-Waldensian, Inc. (an apparel manufacturing company) and a director of BioSepra, Inc..

Clyde Wm. Engle has been a Director of the Company since 1980 and is 52 years of age. He is Chairman of the Board (since 1985) and Chief Executive Officer (since
1990), and was President and Chief Executive Officer (1985 to 1988), of Sunstates Corporation (formerly Acton Corporation) (a diversified financial services and manufacturing company principally involving property and casualty insurance, real estate, furniture and textile machinery). Other than as noted below, during the past five years Mr. Engle has served as Chairman of the Board and Chief Executive Officer of Telco Capital Corporation (primarily engaged in the manufacturing, insurance underwriting and real estate businesses); General Partner of Sierra Associates, itself the general partner of Sierra-Capital Group (an investment limited partnership); Chairman of the Board, President and Chief Executive Officer of GSC Enterprises, Inc. (a one-bank holding company), and Chairman of the Board of Bank of Lincolnwood; Chairman of the Board and President of RDIS Corporation (a diversified financial services and manufacturing company); Director and since 1990, Chairman of the Board, President and Chief Executive Officer of Hickory Furniture Company; Director and Chairman of the Board of NRG, Inc.; Chairman of the Board of Wisconsin Real Estate Investment Trust; Director and Chairman of the Board (since 1991) of Indiana Financial Investors, Inc.; Director (since 1980) and Chairman (since May
1991) of Alba-Waldensian, Inc.; Director of Indiana Financial Investors, Inc.; Director (since 1987) of Rocky Mountain Chocolate Factory, Inc.

J. Aaron Prevost has been a Director of the Company since 1973 and is 84 years of age. He is a retired Senior Vice President of First Union National Bank of North Carolina, Waynesville, N.C.

DIRECTORS CONTINUING IN OFFICE:

Class II Directors Whose Term Expires in 1996:

James M. Fawcett, Jr., has been a Director of the Company since 1992 and is 59 years of age. He has been a Registered Representative and Agent in Chicago, Illinois with The Equitable Financial Companies, Inc., since 1990. From 1973-1990, he was the owner and President of The Fawcett Group (Chicago, Illinois) a financial consulting and investment banking firm. He is (since 1992) a Director of Alba-Waldensian, Inc..

Joseph Minio has been a Director of the Company since 1993 and is 52 years of age. He has been President, Chief Executive Officer and a Director of Belle Haven Management, Ltd. since 1986. Belle Haven is engaged in the business of acquiring controlling positions in small and medium-sized under-performing companies, and provides such companies with top level general management services, including strategic planning, restructuring, financing and acquisition search, analysis and negotiation. He is (since 1983) a Director of Alba-Waldensian, Inc. He has also served as President and Chief Executive Officer of Intelligent Business Communications Corporation which is primarily engaged in the design, development, manufacture and marketing of advanced state-of-the-art satellite data control equipment. From 1981 until 1986, he was President, Chief Executive Officer and a Director of Publicker Industries, Inc., a manufacturer of alcohol and related products.

Lee N. Mortenson has been a Director of the Company since 1993 and is 59 years of age. He is President, Chief Operating Officer and a Director of Sunstates Corporation (formerly Acton Corporation) since 1990. Prior to 1990, he was President, Chief Executive Officer and a director of Sunstates Corporation. He is (since December, 1993) President and Chief Executive Officer of Coronet Insurance Company. He was Chief Executive Officer of Sunstates from May 1988 to December 1990. He is a Director (since April 1985) of Normandy Insurance Agency, Inc. He is President, Chief Operating Officer and Director of Telco Capital Corporation (since January 1984); is a Director (since 1980) of Hickory
Furniture Company, Director (since April 1984) of Alba- Waldensian, Inc., Director (since March 1987) of NRG, Inc. and Director (since November 1987 ) of Rocky Mountain Chocolate Factory, Inc.; and was a Director (January 1988 to October 1992) of Sun Electric Corporation.

Class III Directors Whose Term Expires  in 1997:

Horace Auberry has been a Director of the Company since 1964 and is 64 years of age. He is Chairman of the Board of the Company.

Rolf Kaufman has been a Director of the Company since 1962 and is 64 years of age. He is President of the Company.

William D. Schubert has been a Director of the Company since 1990 and is 71 years of age. He is the Principal of Advanced Management Concepts (consultant to the apparel and textile industry) since 1989 and is a Director of Sunstates Corporation (formerly Acton Corporation) (1991) . He was President and Chief Executive Officer of Alba-Waldensian, Inc. (1973-88).


The Company owns 21.5% of the common stock of Alba-Waldensian, Inc. (Alba). Based on information available to the Company, Alba is 29.7% owned by Sunstates Corporation. Coronet Insurance Company, which owns 60% of the Company's outstanding stock, is a wholly-owned subsidiary of Sunstates Corporation. Sunstates is a wholly-owned subsidiary of RDIS Corporation. Mr. Engle possesses beneficial ownership in excess of 50% of the outstanding shares of the common stock of RDIS.

Mr. Engle is subject of a Cease and Desist Order dated October 7, 1993, issued by the Securities & Exchange Commssion (the Commission) requiring Mr. Engle and certain of his affiliated companies to permanently cease and desist from committing any further violations of Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, which require monthly reports and other periodic reports of transactions in certain securities. The Commission found some of the reports of such transactions to have been delinquently filed although many of these transactions were between affiliated entities or had been publicly reported in other reports filed with the Commission or had been otherwise publicly announced.

It is intended that shares represented by the accompanying Proxy will be voted for election of the above nominees unless authority for such vote is withheld. In the event that any nominees should become unable to serve or for good cause will not serve, it is intended that such shares will be voted for substitute nominees designated by the present Board of Directors of the Company.

                          BOARD AND COMMITTEE MEETINGS

During the Company's last full fiscal year, there was one regular (the 1994 Annual) and five special meetings of the Board of Directors. In addition, the Company has for a number of years followed the practice, permissible under North Carolina corporation law, of approving corporate resolutions by unanimous written consent without meeting. Two such resolutions were adopted by the Board of Directors during the Company's last full fiscal year.

The Company has a standing Audit Committee of the Board of Directors. All directors not otherwise associated with the Company as an officer, employee or consultant are designated as members of the Audit Committee. Accordingly, Directors Cousins, Engle, Fawcett, Minio, Mortenson and Schubert are presently the members of such Committee with Director Prevost serving as Chairman. The Audit Committee held two meetings during the Company's last fiscal year, at which representatives of the Company's independent auditors, Deloitte & Touche LLP were present. The Audit Committee recommends to the Board the firm to be designated as the Company's auditors, reviews and approves the scope of the annual audit and is responsible for considering any differences of opinion or disputes between management and said auditors which may arise and which are called to the Committee's attention.

The Board has a standing Compensation Committee, consisting of the same members as the Audit Committee with Director Engle serving as Chairman. The Compensation Committee met once during the Company's last fiscal year to review and approve the compensation of officers and related matters.

The Company has not established a standing Nominating Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 30, 1994 the Company purchased from Coronet Insurance Company, Inc. (Coronet), which owns 59% of the outstanding common stock of the Company, 400,000 shares (21.5% of the total outstanding) of the common stock of Alba-Waldensian, Inc.(Alba). Coronet had owned these shares for more than two years prior to the sale to the Company. The Company paid Coronet

$4,250,000 in cash, which came from existing funds and from the sale of certain marketable securities.

An independent committee of the Company's Board of Directors, formed to investigate and make appropriate recommendations to the Board, engaged an investment banking firm to evaluate the financial fairness of the acquisition to Wellco. The purchase of Alba was approved by a majority vote of the Company's Board of Directors.

The Company has an option to purchase up to 538,000 additional Alba common shares owned by Coronet. It this option were exercised, the Company would own approximately 50% of total Alba common shares outstanding.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has ever served as an officer or employee of the Company or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission. No executive officer of the Company has ever served as a director or member of the compensation committee of any other entity one of whose executive officers has ever been a member to the Company's Compensation Committee or Board of Directors.

                            COMPENSATION OF DIRECTORS

         Directors' fees are $3,250.00 per year; $1,000.00 per meeting for each Board Meeting attended; $1,000.00 per meeting for each committee meeting attended that is held apart from the day of a Board Meeting; and $500.00 for each committee phone meeting Directors who are full-time employees of the Company do not receive any directors' fees. Travel expenses of directors incurred traveling to and from meetings are reimbursed by the Company.

                              INDEPENDENT AUDITORS

The firm of Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended July 1, 1995. Deloitte & Touche LLP and its predecessor firm, Touche Ross & Co., have served in this capacity since the Company's 1979-80 fiscal year. Independent auditors for the fiscal year beginning July 2, 1995 have not as yet been selected. The Board of Directors has a policy of selecting and engaging independent auditors a few months prior to the end of the Company's fiscal year.

A representative of Deloitte & Touche LLP has been requested and is expected to be present at the stockholders meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                          STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company's Common stock to the Standard & Poor's 500 Stock Index and an index of peer companies that produce nonathletic footwear. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The index of peer companies was constructed by the Company and includes the Company and R. G. Barry; Brown Group, Inc.; Genesco, Inc; Daniel Green Co.; Justin Industries; McRae Industries; Penobscot Shoe; Rocky Shoes & Boots, Inc.; Stride Rite Corp.; Suave

Shoe Corp.; Timberland Co.; U. S. Shoe Corp.; Weyco Group, Inc; and Wolverine World Wide. In constructing the peer index, the return of each component company was weighted according to its respective stock market capitalization. The graph assumes the investment of $100 in the Company's common stock, the Standard and Poor's 500 Index and the peer index at end of the 1990 fiscal year.




                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETUREN

The proxy contains the Performance Graph as required by Regulation 229.402(l). The below table shows the data used to construct that graph.



                                                1990            1991            1992            1993            1994            1995
                                                ----            ----            ----            ----            ----            ----
WELLCO .............................            $100            $115            $119            $121            $147            $162
S & P 500 ..........................             100             107             119             137             141             177
PEER GROUP .........................             100             120             138             162             179             153


                             EXECUTIVE COMPENSATION

Compensation Summary

The following Summary Compensation Table shows certain information concerning the compensation of each of the Company's highly compensated executive officers whose total compensation exceeded $100,000.00 during the last fiscal year:


                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION

                                                                                                    OTHER              ALL
                                                                                                   ANNUAL            OTHER
                                                                                                  COMPEN-          COMPEN-
NAME AND PRINCIPAL                                                                                 SATION           SATION
POSITION:                                            YEAR          SALARY          BONUS              (A)              (B)

Horace Auberry, Chairman of the
Board and Co-Chief Executive
Officer                                              1995        $100,074        $30,027           $3,588             $964
                                                     1994          96,226         41,262           35,778              964
                                                     1993          91,624         55,378            2,719              964
Rolf Kaufman, President and Co-
Chief Executive Officer                              1995        $100,074        $30,027           $6,166             $964
                                                     1994          96,226         41,262          142,158              964
                                                     1993          91,624         55,378            3,644              964


(A) Of the 1994 amounts, $32,625 for Mr. Auberry and $136,125 for Mr. Kaufman represent the excess of market price at date of stock option exercise over the exercise price. All other amounts represent reimbursement for income taxes.

(B) Life insurance premiums paid by registrant for benefit of the named executive officer.

Stock Options

All options under the Company's 1985 Stock Option Plan for Key Employees, the only one in effect, for the above named executive officers were granted to and exercised by them prior to the beginning of the 1995 fiscal year.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Agreements

The Company does not have employment contracts with any executive officer. There are no compensation plans or arrangements that will result from the resignation, retirement or termination of any executive officer, or that will result from a change-in-control of the Company or a change in any executive officers responsibilities following a change-in-control.

Long-Term Incentive Plans

The Company does not have any type of long-term incentive plans for any executive officer or other employee.

Pension Plan

The Company's executive officers and all other salaried employees participate in an Administrative
                                       -8-

Employee Pension Plan. Benefits under the plan are based on years of service and average annual earnings. The following table illustrates the amount of annual pension benefits based on the years of service and average annual compensation levels shown:

                               PENSION PLAN TABLE

                                                                YEARS OF SERVICE

AVERAGE
ANNUAL
COMPENSATION                        15 YEARS            20 YEARS          25 YEARS           30 YEARS             35 YEARS
$125,000                             $15,300             $20,400           $25,500            $30,600              $35,700
$150,000                              18,700              24,900            31,200             37,400               43,600
$175,000                              22,100              29,400            36,800             44,100               51,500
$200,000                              25,400              33,900            42,400             51,900               59,400

The pension plan provides benefits based on final average compensation, defined in the plan as the average of the five highest of the last ten years compensation, and on years of service. Compensation under the plan is essentially equivalent to the aggregate amounts reported as annual salary and bonus compensation in the Summary Compensation Table above. Total years of service are limited to 35 and benefits are computed on a straight life annuity basis. The officers named in the Summary Compensation Table would have years of service under the plan, assuming their employment to age 65, as follows: Mr. Auberry (37); Mr. Kaufman (38).

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee (the Committee) of the Board of Directors submits recommendations to the Board of Directors as to the type and amount of compensation for three executive officers of the Company (Mr. Auberry and Mr. Kaufman, Co-Chief Executive Officers, and Mr. Lutz, Secretary- Treasurer). The Committee consists of all directors not otherwise associated with the Company and, in the 1995 fiscal year, consisted of seven members.

The Committee usually meets once during a year to consider and make recommendations to the Board of Directors. In the 1995 fiscal year, the Board of Directors did not modify or reject any action or recommendation of the Compensation Committee.

The Committee does not use any compensation consultants in making its decisions and recommendations, and does not relate compensation of the above named executive officers to that of any other entity or industry grouping.

For the past several years, the Committee has followed the practice of increasing these executive officers base annual salary by 3% to 5%.

Each of the named executive officers receives an annual cash bonus which is based on a specified percentage of consolidated net income, as defined. Each executive officer's percentage has remained constant for the past several years. This results in a significant amount of each executive officer's total cash compensation being dependent on the Company's operations. No one of the above named executive officers has a guaranteed or minimum amount of bonus. Although not a frequent occurrence, the Committee from time to time awards discretionary additional bonuses for extraordinary achievement.

All officers of the Company participate in fringe benefit plans (group health insurance, group life insurance and long-term disability) to the same extent and under the same terms as all other salaried employees of the Company. Mr. Auberry and Mr. Kaufman each receive two perquisites whose value aggregates much less than 10% of their total annual salary and bonus.

        Submitted by the Compensation Committee of the Board of Directors

                             Clyde Wm. Engle, Chairman
William M. Cousins, Jr.             Joseph Minio                J. Aaron Prevost
Lee N. Mortenson             James M. Fawcett, Jr.           William D. Schubert

                               SECURITY OWNERSHIP

The number of shares of common stock (the Company's only voting security) beneficially owned or held under option by (a) all executive officers, directors and nominees for director and (b) each person or entity owning more than 5% of the outstanding shares of common stock (including persons or entities who may be deemed a group for purposes of the federal securities laws), as known by management of the Company, based upon information furnished by or on behalf of such person or entity, as "beneficial ownership" is defined under Rule 13d-3 under the Securities Exchange Act of 1934, is set forth in the table appearing on the following page.

Coronet Insurance Company, which with its subsidiaries owns 60% of the Company's outstanding stock, has a bank loan maturing December 29, 1995 which is secured by the Company's stock.



                                                 AMOUNT AND NATURE
                                   OF BENEFICIAL OWNERSHIP ON SEPTEMBER 29, 1995


                                                     SOLE
                                                   VOTING                SHARED
                                                      AND            VOTING AND                  TOTAL           PERCENT
                                              DISPOSITIVE           DISPOSITIVE             BENEFICIAL                OF
NAME                                                POWER             POWER (1)              OWNERSHIP             CLASS
Officers and Directors:
Horace Auberry (3)                                  4,650                   500                  5,150                 *
Rolf Kaufman (3)                                   19,940                 2,200                 22,140             2.50%
Directors:
Clyde Wm. Engle (2)                               530,424                                      530,424            59.90%
J. Aaron Prevost                                    1,500                                        1,500                 *
All Officers and Directors
as a Group (12)                                   557,714                 2,700                560,414            63.29%
More Than 5% Owner:
James T. Emerson
221 East Colonial Drive
Orlando, Florida 32801                            139,712                                      139,712            15.78%

*   Less than 1%.

(1) Shares owned jointly with others and shares held by spouse and children over whom the listed person may have substantial influence by reason of the relationship are shown as shared voting and dispositive power.

(2)  These  shares  are  held  of  record  by  Coronet   Insurance  Company  and
     subsidiaries. Coronet is an Illinois corporation principally engaged in insurance underwriting and whose address is 3500 West Peterson Avenue, Chicago, Illinois. Coronet is a wholly-owned subsidiary of Sunstates Corporation, which is a wholly-owned subsidiary of RDIS Corporation. Mr. Engle is Chairman of the Board and President of RDIS and also possesses beneficial ownership in excess of 50% of the outstanding shares of common stock of RDIS. Mr. Engle is also Chairman of the Board and Chief Executive Officer of Sunstates Corporation.

(3) Employees of the Company participate in a September 6, 1990 plan approved by the Board of Directors under which any employee-stockholder has the option of redeeming shares beneficially owned as of said date and shares subsequently issued under stock options outstanding at that date. The redemption right occurs at the employee's death or other separation from employment other than for cause and the redemption price is the Company's net book value per share, as defined in said plan, at the time of termination ($19.70 at July 1, 1995). The total of shares owned by all officers subject to this plan is shown in the table above.

                  STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

Proposals of qualified stockholders intended to be presented at the Company's 1996 Annual Stockholders Meeting must be received by the Secretary at the address stated herein no later than June 28, 1996, in order to be considered for inclusion in the Company's Proxy Statement and Proxy for that meeting.


                                      By Order of the Board of Directors

                                      DAVID LUTZ
                                      Secretary

Waynesville, North Carolina
October 17, 1995


A copy of the Company's 1995 Form 10-K (Annual Report filed with the Securities and Exchange Commission) is available at no charge to any stockholder requesting it. Requests should be made to the Secretary in writing.

APPENDIX
FORM OF PROXY


Your Board of Directors recommends a vote FOR the election of the following Class I Directors:

          William M. Cousins, Jr., Clyde Wm. Engle and J. Aaron Prevost Please mark your vote like this x

 ________FOR ALL NOMINEES, except as marked below

 ________WITHHOLD AUTHORITY to vote for all nominees

To withhold authority to vote for any Director nominee(s), print the name(s) below:

--------------------------------------------------------------------------------

IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE AS SET FORTH IN THE PROXY STATEMENT AND THE HOLDERS HEREOF WILL EXERCISE THEIR DISCRETION AS TO ALL OTHER ITEMS OF BUSINESS WHICH MAY COME BEFORE THE MEETING.
--------------------------------------------------------------------------------


                               -------------------------------------------------

                               -------------------------------------------------
                               Signature of Stockholder(s)

                               Date_______________________________________, 1995
                               NOTE: SIGN NAME EXACTLY AS IT APPEARS HEREON AND DATE. Co-owners must all sign. Attorneys, executors, administrators, trustees, guardians, etc. should sign in official capacity and give title.



                    FOLD AND DETACH HERE. RETURN THIS PORTION










                            WELLCO ENTERPRISES, INC.
                P. O. Box 188, Waynesville, North Carolina 28786

The annual meeting will be held on November 14, 1995 at 3:00 P.M. in the cafeteria of the Company's plant at 150 Westwood Circle, Waynesville, North Carolina.

YOUR VOTE IS VERY IMPORTANT. PLEASE MARK, SIGN, AND DATE THE ABOVE, AND RETURN IT IN THE ENVELOPE PROVIDED.

                            WELLCO ENTERPRISES, INC.
                P. O. Box 188, Waynesville, North Carolina 28786
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL STOCKHOLDERS MEETING, TUESDAY, NOVEMBER 14, 1995

The undersigned hereby acknowledges receipt of Notice of Meeting and Proxy statement each dated October 17, 1995, of the 1995 annual stockholders meeting of Wellco Enterprises, Inc., and hereby revokes all proxies heretofore given for said meeting and appoints Joseph Mineo, Lee N. Mortenson and William D. Schubert (and each of them with full power of substitution, or any one or more of them acting in the absence of the others) as attorneys and proxies of the undersigned to represent, vote and act for the undersigned as designated on the back of this proxy with respect to all shares of the stock of said Company which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held in the cafeteria of the Company's plant at 150 Westwood Circle, Waynesville, North Carolina, at 3:00 P.M., EST, on Tuesday, November 14, 1995 or at any adjournment thereof.

          (Continued, and to be marked, dated and signed on other side)



                    FOLD AND DETACH HERE. RETURN THIS PORTION